Amendment No. 1 to Board of Directors Agreement This Amendment No. 1 (this “First Amendment”) to the Board of Directors Agreement (the “Agreement”) is made and entered into effective as of July __, 2023 (the “Amendment Effective Date”), by and between Hyzon Motors Inc., a Delaware corporation with offices located at 475 Quaker Meeting House Road, Honeoye Falls, New York 14472 (“Company”), and Matthew Foulston, an individual (“Director”) with his principal residence on file with the Company. Company and Director are individually referred to as a “Party” and collectively as the “Parties.” WHEREAS, the Parties entered into the Agreement effective as of July 8, 2023; WHEREAS, the Parties desire to amend certain provisions of the Agreement. NOW, THEREFORE, effective as of the Amendment Effective Date, the Parties agree as follows: 1. All capitalized terms used but not defined in this First Amendment shall have the meaning ascribed to them in the Agreement. 2. Exhibit B Director’s Fees, Stock Options, RSUs And Vesting is hereby deleted in its entirety and replaced with the Amended Exhibit B attached hereto and incorporated herein, and all references in the Agreement to Exhibit B shall hereafter mean and refer to the Amended Exhibit B attached hereto. 3. Except as expressly amended by this First Amendment, the Agreement, including any other amendments, if any, shall remain unchanged and shall continue in full force and effect in every respect. IN WITNESS WHEREOF, the Parties have executed this First Amendment as of the date set forth below, to be effective as of the Amendment Effective Date. Hyzon Motors Inc. Matthew Foulston By: By: Print Name: Print Name: Title: Title: Date: Date: DocuSign Envelope ID: 767A9D66-3FAE-4E6E-A960-30E0F48BBFC0 7/20/2023 Matthew FoulstonParker Meeks CEO 7/20/2023

AMENDED EXHIBIT B DIRECTOR’S FEES, STOCK OPTIONS, RSUs AND VESTING Cash Compensation Annual Fee: The Annual Fee shall be $75,000, paid annually. The Annual Fee will be prorated based on number of months active service, rounded to the nearest whole month of service. The Annual Fee will be paid quarterly in arrears. Committee Member Fee (Non-Chair): Director shall receive the following additional annual Fees for serving as a Member of the following Board Committees: Board Committee Annual Committee Member Fee ________________Audit Committee $15,000 Compensation Committee $10,000 Should Director be elected as Chair of either Board Committee, the foregoing annual fees shall increase to the following: Board Committee Chair Annual Committee Chair Member Fee ________________Audit Committee $ 25,000 Compensation Committee $ 20,000 The Fees will be prorated based on number of months active service, rounded to the nearest whole month of service, paid quarterly in arrears. Director Sign-On Fee Director shall receive a one-time sign on fee of $35,500 payable within five (5) days of the execution of the First Amendment. Equity Compensation New Hire Equity Grant: Subject to actual grant by the Compensation Committee and the terms and conditions in the Company’s 2021 Equity Incentive Plan and an individual award agreement between the Company and Director, Director will be granted Options and RSUs as further described herein with a combined value of $250,000, with the Options determined using the Black Scholes DocuSign Envelope ID: 767A9D66-3FAE-4E6E-A960-30E0F48BBFC0

formula (the “New Hire Equity Grant”). The New Hire Equity Grant shall be comprised of the following: Equity Type Percentage Options Based on Black Scholes Formula on date of grant RSUs Based on closing price of Common stock on date of grant or date prior to the date of grant 1. The Options and RSUs will be subject to 3-year vesting, where 1/3rd of the Options and RSUs will vest immediately on the grant date, and the remainder shall vest 1/3rd on the second anniversary of the grant date, and 1/3rd on the third anniversary of the grant date, subject to continued service through each such date. Provided further, that the Options and RSUs shall be subject to change in control accelerated vesting pursuant to the terms and conditions set forth in the award agreement. 2. Options will expire five years from the date of issue. 3. The Company shall provide a cashless (“net settlement”) exercise procedure. Annual Equity Grant: Subject to actual grant by the Compensation Committee and the terms and conditions of the Company’s 2021 Equity Incentive Plan and the individual award agreement between Company and Director, and further subject to Director’s ongoing service with the Company’s Board of Directors, on the date of each Company Annual Meeting of Shareholders or the first available date immediately following such Annual Meeting of Shareholders, Company will grant Director Options and RSUs with a combined value of $185,000; the number of Options shall be as determined using the Black Scholes formula (the “Annual Equity Grant”). The Annual Equity Grant shall be comprised of the following: Equity Type Percentage Number of Options/RSUs Options 50% Based on Black Scholes Formula on date of grant or date prior to the date of grant RSUs 50% Based on closing price of Common stock on date of grant or date prior to the date of grant Annual Equity Grant Options and RSUs will vest in full on the one-year anniversary of the grant date, subject to Director’s ongoing service. The Options are exercisable for five years from the first anniversary of the grant. Provided further, that the Annual Equity Grant Options and RSUs shall be subject to change in control accelerated vesting pursuant to the terms and conditions set forth in the award agreement. DocuSign Envelope ID: 767A9D66-3FAE-4E6E-A960-30E0F48BBFC0